Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FBL Financial Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, William J. Oddy, Chief Executive Officer of the Company, and I, James W. Noyce, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2004

By	/s/ WILLIAM J. ODDY

William J. Oddy Chief Executive Officer (Principal Executive Officer)

By	/s/ JAMES W. NOYCE

James W. Noyce Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FBL Financial Group, Inc., and will be retained by FBL Financial Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.